UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):   December 19, 2012

j2 Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03            AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 19, 2012, the Board of Directors of j2 Global, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) to change the voting standard for the election of directors in uncontested elections from plurality to a majority of the votes cast.  In a contested election, the directors will be elected by a plurality of the votes cast.  Any incumbent director that fails to receive a majority of votes cast in an uncontested election will be required to tender his or her resignation for consideration by the Company’s Corporate Governance and Nominating Committee and Board of Directors in accordance with procedures set forth in the Company’s Governance Principles, a copy of which is available on the investor section of the Company’s website at www.j2global.com.  Information made available on the Company’s website does not constitute part of this Current Report on Form 8−K.

The foregoing summary of changes to the By-Laws is qualified in its entirety by the full text of the Second Amended and Restated Bylaws of the Company, a copy of which is filed as Exhibit 3.2.1 hereto and is incorporated herein by reference.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit Number	Description
3.2.1	Second Amended and Restated By-laws of j2 Global, Inc., adopted December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: December 19, 2012	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.2.1	Second Amended and Restated By-laws of j2 Global, Inc., adopted December 19, 2012.